UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2009

ReGen Biologics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-20805	23-2476415

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 Hackensack Avenue
Hackensack, NJ	07601

(Address of principal executive offices)	(Zip Code)

(201) 651-5140
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.  Such statements are based on the current expectations and beliefs of the Registrant and its management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in such forward-looking statements, including those discussed in the Risk Factors section of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008, its Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 and its additional filings with the Securities and Exchange Commission.  There can be no assurance that any assumptions and other factors set forth herein or therein will occur and the Registrant undertakes no obligation to update such forward-looking information in the future except as required by law.

Item 1.01. Entry Into a Material Definitive Agreement.

ReGen Biologics, Inc. (OTC: RGBO) (the “Registrant”) entered into an Amended and Restated Subscription and Security Agreement, dated November 19, 2009 (the “Subscription Agreement”), among the Registrant and the investors named therein (the “Investors”) for the private placement of an aggregate principal amount of up to $3,000,000 of the Registrant’s secured convertible notes (the “Notes”).  The Subscription Agreement amends and restates the Subscription and Security Agreement, dated October 2, 2009 (the “Old Subscription Agreement”), which included substantially similar terms.

Under the terms of the financing, the Registrant received $450,000 in immediately available funds and aggregate commitments for $2,600,000, which includes $600,000 that has already been funded in October 2009, and issued $450,000 aggregate principal amount of the Notes.  The Notes accrue interest at an annual rate of 8% until April 2, 2010 and 12% thereafter until paid, are secured by a first priority lien on all unencumbered assets of the Registrant and a second priority lien on all encumbered assets of the Registrant and are subject to a premium equal to 300% of the principal amount of the Notes then outstanding in the event the Registrant consummates certain fundamental transactions or repays the Notes without the consent of the Investors.  After April 2, 2010, the Investors may foreclose on the collateral securing the Notes.  At the option of the holders, the Notes may be converted into (a) securities issued in and at the price of a future private placement, or (b) common stock, par value $0.01 per share of the Registrant calculated at a discount to the market price in the event that a future private placement is not consummated by the due date.  In connection with the financing, the Registrant issued five year warrants that provide for each investor to purchase a number of shares of common stock of the Registrant equal to the amount of shares into which such investor’s Note would be repaid in a future private placement at an exercise price per share of 1% of the purchase price of the securities offered in such future private placement.  If no future private placement is consummated prior to April 2, 2010, the warrants issued provide for each Investor to purchase a number of shares of common stock of the Registrant equal to the principal amount of such investor’s note divided by $0.03 at an exercise price of $0.01 per share.  Pursuant to their terms, the Notes and the warrants are not currently convertible and will only become convertible upon a future private placement or at the due date of the Notes.

The Registrant has agreed to register the securities into which the Notes and the warrants will convert on one or more registration statements to be filed with the Securities and Exchange Commission upon request by the investors.

In connection with financing, the Registrant and the Investors entered into a funding schedule, which is attached hereto as Exhibit 99.1, pursuant to which the Investors have agreed to fund their remaining commitments. Upon each funding by the Investors, the Registrant will issue Notes and warrants in accordance with the terms of the Subscription Agreement. If an Investor does not intend to fund its commitment in accordance with the funding schedule, then each has agreed to notify the Registrant in writing at least 10 days in advance of the next scheduled funding date that such Investor does not intend to fund the scheduled amount for such applicable funding date.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference. The issuance of the Notes and the warrants was not registered, in reliance on Section 4(2) under the Securities Act of 1933, as amended, and Regulation D promulgated thereunder, because both were only offered to accredited investors.  In accordance with the Subscription Agreement, the Registrant will issue additional Notes and warrants to Investors upon receipt of additional funds.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Registrant intends to appoint Gerald E. Bisbee, Jr., Ph.D., the President and Chief Executive Officer of the Registrant, to serve as the Registrant’s principal financial officer in addition to fulfilling his duties as principal executive officer.  Dr. Bisbee, 66, has served as President and Chief Executive Officer from 1989 to 1997 and from 2002 to present, Chairman of the Board from 1989 through 1997, and December 2000 to present, and director since 1989.  Dr. Bisbee served as Chairman and CEO of RBio, Inc. from 1998 to 2002. Dr. Bisbee was chairman and CEO of APACHE Medical Systems, Inc., a company providing clinical trial and FDA advisory services to device and pharmaceutical companies, and an industry-leading information management system for high-cost, high-risk patients. In 1988, Dr. Bisbee became Chairman and CEO of Sequel Corporation, an orthopedic rehabilitation practice management and manufacturing company. Dr. Bisbee holds a Ph.D. from Yale University in chronic epidemiology with an emphasis in muscular-skeletal disease. His dissertation is part of the development of Diagnostic Related Groups, or DRGs. Dr. Bisbee is a co-author of the first national orthopedic study entitled, Musculoskeletal Disorders: Their Frequency of Occurrence and Their Impact on the Population of the U.S. He also holds an M.B.A. in finance and health care systems from University of Pennsylvania’s Wharton School. Dr. Bisbee is also a director of Cerner Corporation and Care Investment Trust.

The Registrant previously disclosed the termination of Brion D. Umidi as Senior Vice President and Chief Financial Officer.  The Registrant continues to retain Mr. Umidi as a consultant; however, Mr. Umidi will no longer serve as the Registrant’s principal financial officer.

Item 8.01. Other Events.

The Registrant recently provided notice on Form 12b-25 of its inability to timely file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 (the “Third Quarter Report”).  The Registrant was unable to file the Quarterly Report due to its inability to obtain adequate external financing and the reduction of personnel necessary to complete the necessary accounting and internal control procedures required for preparing the Third Quarter Report.  Further, management could not complete the interim financial statements and Management’s Discussion and Analysis of the financial and other information required to be included in the Third Quarter Report.  The Registrant does not expect to file the Third Quarter Report until after it has secured adequate external financing, completed its internal processes and obtained the approval of its Audit Committee.  The Registrant does not expect that the financing disclosed under Item 1.01 of this Form 8-K will be sufficient to allow the Registrant to complete the Third Quarter Report and the Registrant does not know when it will be in a position to file the Third Quarter Report, if at all.  Given the Registrant’s cash restraints, the Registrant also may not be able to file its other reports as required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Registrant’s failure to file its Exchange Act reports, including the Third Quarter Report, will prevent it from registering securities pursuant to certain investors’ registration rights and may have a material adverse effect on the Registrant’s business and the price of its securities.

In order to reduce its cash requirements, the Registrant has initiated various personnel and other expense reductions and implemented a temporary employee furlough program for U.S.-based employees.  These initiatives are expected to have a significant impact on the Registrant’s ability to conduct its operations.

Given the limitations on available cash to support operations, the Registrant has accumulated significant financial obligations to its vendors and other third parties and does not expect to be in a position to meet these obligations on a timely basis, if at all.  Provided that the financing contemplated by the Subscription Agreement is funded pursuant to that certain agreed upon funding schedule, attached to this Form 8-K as Exhibit 99.1, the Registrant does not intend to voluntarily file for bankruptcy under the United States Bankruptcy Code.  However, given the Registrant’s current financial position, its dependence on external funding to support its operations and its significant indebtedness, if such funds are not provided in accordance with such agreed upon funding schedule or under certain other circumstances, the Registrant may need to file for bankruptcy under the United States Bankruptcy Code.  The Registrant’s liquidity position and inability to meet its financial and other obligations on a timely basis, if at all, may expose the Registrant to additional risk of being subject to litigation, investigation, enforcement action or other proceedings, private or otherwise.

Item 9.01. Financial Statements And Exhibits.

(d) Exhibits

10.1	Form of Amended and Restated Subscription and Security Agreement by and among ReGen Biologics, Inc. and the Investors named therein, dated as of November 19, 2009.

10.2	Form of Secured Convertible Note of ReGen Biologics, Inc., dated as of November 19, 2009.

10.3	Form of Warrant Certificate by and between ReGen Biologics, Inc. and the Individuals named therein, dated as of November 19, 2009.

99.1	Funding Schedule, dated November 19, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGEN BIOLOGICS, INC.

By:	/s/ Gerald E. Bisbee, Jr.
Name:	Gerald E. Bisbee, Jr., Ph.D.
Title:	President and
Chief Executive Officer

Dated: November 25, 2009